UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2019

SLEEPAID HOLDING CO.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55446	47-3785730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rm 10 1/F Wellborne Commercial Centre 8 Java Road North Point, Hong Kong
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (852) 2806-2312

____________________________________________

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 18, 2019, a subsidiary of Sleepaid Holding Co. (the “Company”) entered into a Shares Trading Agreement (the “Agreement”) whereby the subsidiary, Yugosu Investment Limited (“Yugosu”), agreed to sell its two subsidiaries, Guangzhou Sleepaid Household Supplies Co., Ltd. (“Household”) and Guangzhou Yuewin Trading Co., Ltd. (“Yuewin”) to two unrelated third parties, Baitao Wang (“Wang”) and Guangzhou Pulosi Investment Consulting Co., Ltd. (“GPICC”). GPICC acquired 99% of Household and Yuewin and Wang acquired one percent (1%) of Household and Yuewin. As a result of this Agreement, the Company no longer owns its subsidiaries, Household and Yuewin. Yugosu received total consideration of 10,000 RMB.

On January 31, 2019, the Agreement was completed, and ownership transferred to the new owners.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Shares Trading Agreement

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SLEEPAID HOLDING CO.

Date: April 19, 2019	By:	/s/ Tao Wang
Tao Wang, CEO

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